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                                                                  EXHIBIT NO. 11


COMPUTATION OF EARNINGS PER COMMON SHARE
FABRI-CENTERS OF AMERICA, INC.
(THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                          THIRTEEN WEEKS ENDED                FIFTY-TWO WEEKS ENDED
                                                     -----------------------------       -------------------------------
                                                     JANUARY 27,       JANUARY 28,       JANUARY 27,          JANUARY 28,
                                                         1996             1995              1996                 1995
- -------------------------------------------------------------------------------------------------------------------------------


 PRIMARY EARNINGS PER SHARE:

 Net earnings                                       $      14,545     $      14,114     $      17,458       $       11,734
                                                    =============     =============     =============       ==============
 Weighted average shares of common stock
    outstanding during the period                      18,479,263        18,419,068        18,415,419           18,313,052
 Incremental shares from assumed exercise of
    stock options - primary                             1,034,761           409,046           874,201              374,274
                                                    -------------     -------------     -------------       --------------
                                                       19,514,024        18,828,114        19,289,620           18,687,326
                                                    =============     =============     =============       ==============

 Primary earnings per common share                  $        0.75     $        0.75     $        0.91       $         0.63
                                                    =============     =============     =============       ==============

 EARNINGS PER SHARE ASSUMING
 FULL DILUTION:

 Net earnings                                       $      14,545     $      14,114     $      17,458       $       11,734
 Interest expense applicable to 6 1/4% convertible
    subordinated debentures, net of tax                       559               548             2,226                2,190
                                                    -------------     -------------     -------------       --------------

 Net earnings                                       $      15,104     $      14,662     $      19,684       $       13,924
                                                    =============     =============     =============       ==============

 Weighted average shares of common stock
    outstanding during the period                      18,479,263        18,419,068        18,415,419           18,313,052
 Incremental shares from assumed exercise of
    stock options - fully diluted                       1,101,203           461,200         1,101,202              435,946
 Incremental shares from assumed conversion of
    6 1/4% convertible subordinated debentures          2,337,764         2,337,764         2,337,764            2,337,764
                                                    -------------     -------------     -------------       --------------

                                                       21,918,230        21,218,032        21,854,385           21,086,762
                                                    =============     =============     =============       ==============


 Earnings per common share assuming
    full dilution                                   $        0.69     $        0.69     $        0.90  (a)  $         0.66  (a)
                                                    =============     =============     =============       ==============

(a) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result.

Note: The number of weighted average common shares for the periods ended January 28, 1995 have been restated to give effect to the Company's recapitalization amendment, which has been accounted for as if it were a two-for-one stock split.

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